SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2003

RAMSAY YOUTH SERVICES, INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other Jurisdiction of Incorporation)	0-13849 (Commission File Number)	63-0857352 (IRS Employer Identification No.)

Columbus Center, One Alhambra Plaza, Suite 750,
Coral Gables, Florida
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 569-6993

Item 5. Other Events.

     On May 22, 2003, Ramsay Youth Services, Inc., a Delaware corporation (“Ramsay”), announced that the close of business on May 15, 2003 had been set as the record date for Ramsay’s stockholders to be entitled to vote at a Special Meeting of Ramsay’s stockholders to be held on June 19, 2003. The purpose of the Special Meeting is to consider and vote upon the previously announced transaction whereby Psychiatric Solutions, Inc. will acquire Ramsay.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

No.	Description

99.1	Press Release of Ramsay Youth Services, Inc. dated May 22, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMSAY YOUTH SERVICES, INC.

Date: May 28, 2003

	By:	/s/ Luis E. Lamela

Luis E. Lamela President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Ramsay Youth Services, Inc. dated May 22, 2003.